UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010

MINATURA GOLD

(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St.Rose Pkwy, #265 Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 980-1490

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Appointment of Certain Officers

(b) Resignation of Director and Officers

On March 30, 2010, Mr. William McVey gave the Registrant notice of his resignation from his position as Secretary, Treasurer and a Director of the Registrant, which resignation was accepted by the Registrant on March 30, 2010.

(c)  Appointment of Officers

On March 30, 2010, the Board of Directors appointed Tod M. Turley, the Chief Operating Officer of the Registrant, to serve as Secretary and Treasurer of the Registrant.

Tod M. Turley – Chief Operating Officer, Secretary, Treasurer, and Director Since October 2009, Mr. Turley has served as a Director and the Chief Operating Officer of Minatura International LLC, the majority shareholder of the Registrant. Previous to that, Mr. Turley served as the Chairman and CEO of Amerivon Holdings LLC, a niche private equity investment firm specializing in high potential growth consumer product and services companies. Earlier, he served for 13 years as a corporate attorney and executive with emerging growth companies in the telecommunications industry. Mr. Turley graduated from the University of Utah in 1985 with a BA in Economics and French, and subsequently graduated from the University of Southern California with a J.D. in 1988.

(d) Appointment of Director

On March 30, 2010, the Board of Directors appointed Mr. Turley to serve as member of the Registrant’s Board of Directors.  Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, the Registrant’s entire board of directors will perform some of the functions associated with these separate committees.

Tod M. Turley (See Resumé above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MINATURA GOLD

By: /S/ Tod M. Turley
Tod M. Turley, Chief Operating Officer

Date:  March 30, 2010